Exhibit 99.2

ASIAFIN HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2022

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Historical
	AsiaFIN Holdings Corp.		StarFIN Holdings Limited	Pro Forma Adjustments			Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents		$874,690	$705,480		$-		$1,580,170
Trade receivables, net		-	676,396		-		676,396
Prepayment, deposits and other receivables		3,000	202,414		(3,000)	(1)	202,414
Tax assets		-	539,096		-		539,096
Total current assets		$877,690	$2,123,386	$			$2,998,076

Non-current Assets
Right-of-use assets, net		$-	$134,807		$-		$134,807
Property, plant and equipment, net		-	413,922		-		413,922
Other investment			171,894				171,894
Deferred income tax assets		-	873		-		873
Investment in associates		-	8,657		-		8,657
Total non-current assets		$-	$730,153		$-		$730,153

TOTAL ASSETS		$877,690	$2,853,539		$(3,000)		$3,728,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities		$17,805	$734,476		$(2,965)	(1)	$749,316
Trade payable		-	24,736		-		24,736
Income tax payable		3,357	207,490		-		210,847
Amount due to director		-	283,703		-		283,703
Amount due to related parties		-	1,673		5	(2)	1,678
Hire purchase – current portion		-	11,601		-		11,601
Lease liability – current portion		-	84,361		-		84,361
Total current liabilities		$21,162	$1,348,040		$(2,960)		$1,366,242

Non-current liabilities
Hire purchase – non-current portion		$-	$4,953		$-		$4,953
Lease liability – non-current portion		-	50,446		-		50,446
Deferred tax liabilities		-	6,034		-		6,034
Total non-current liabilities	$		$61,433		$-		$61,433

TOTAL LIABILITIES		$21,162	$1,409,473		$-		$1,427,675

STOCKHOLDERS’ DEFICIT
Common stock		$7,332	$10,000		$(9,177)	(3)	$8,155
Additional paid-in capital		1,413,268	2,538,271		6,516,148	(3)	10,467,687
Accumulated other comprehensive income		-	(333,066)		-		(333,066)
Accumulated deficit		(564,072)	(771,139)		(6,507,011)	(3)	(7,842,222)

TOTAL STOCKHOLDERS’ DEFICIT		$856,528	$1,444,066		$(40)		$2,300,554

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$877,690	$2,853,539		$(3,000)		$3,728,229

See accompanying notes to consolidated financial statements.

ASIAFIN HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMPREHENSIVE INCOME

FOR YEAR ENDED DECEMBER 31, 2022

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Historical
	AsiaFIN Holdings Corp.	StarFIN Holdings Limited	Pro Forma Adjustments		Pro Forma Combined

REVENUE	$-	$2,854,319	$-		$2,854,319

COST OF REVENUE	-	(196,247)	-		(196,247)

GROSS PROFIT	$-	$2,658,072	$-		$2,658,072

OPERATING EXPENSES
General and administrative	(122,283)	(2,348,325)	(40)	(4)	(2,470,648)

(LOSS) / PROFIT FROM OPERATION BEFORE INCOME TAX	(122,283)	309,747	(40)	(4)	187,424

INTEREST INCOME	14,080	10,293			24,373

(LOSS) / PROFIT BEFORE INCOME TAX	$(108,203)	$320,040	$(40)	(4)	$211,797

INCOME TAX EXPENSES	(3,999)	(204,149)	-		(208,148)

NET (LOSS) / PROFIT	$(112,202)	$115,891	$(40)	(4)	$3,649

NET INCOME PER SHARE, BASIC AND DILUTED	(0.00)				(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	73,319,800				73,319,800

ASIAFIN HOLDINGS CORP

NOTES TO UNAUDITED PRO FORMA CONDENSE FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2022

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

Noted 1 Acquisition Agreement with StarFIN Holdings Limited

On December 22, 2022 AsiaFIN Holdings Corp. (the “Company”) entered into an acquisition agreement (the “Agreement”) with Wong Kai Cheong, Hoo Swee Ping, Ang Teck Kong, Ng Kai Thim, and Cham Hui Yin (the “Vendors”), shareholders of StarFIN Holdings Limited. (“SFHL”).

Pursuant to the Agreement, the Vendors have agreed to sell to the Company an 100% equity stake in SFHL in consideration of a new issuance of 8,232,038 restricted shares of the Company’s common stock, valued at $9,055,242. The consideration was derived from an agreed valuation of SFHL at $9,055,242.

On January 23, 2023, the Company consummated the acquisition of equity in SFHL concurrently on January 23, 2023, 8,232,038 restricted shares were issued to shareholders of SFHL.

The acquisition of SFHL has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The allocation of the purchase price has been prepared based on preliminary estimates of fair values. However, actual amounts recorded upon the finalization of estimates of fair values may differ from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The Company estimates of the fair values of the assets and liabilities of SFHL have been combined with the recorded values of the assets and liabilities of SFHL in the audited condensed combined financial information, goodwill was immediately impaired upon recognition. Allocation of the purchase price is summarized below:

Cash and cash equivalents	$705,480
Trade receivables, net	676,396
Deposits paid, prepayments and other receivables	202,414
Tax assets	539,969
Investment in Associates – Murni StarFIN Sdn. Bhd.	8,657
Property, plant and equipment, net	585,816
Trade payable	(24,736)
Accrued expenses and other payables	(734,476)
Deferred tax liabilities	(213,524)
Hire purchase loan	(16,554)
Amount due to directors	(283,703)
Amount due to related parties	(1,673)
Adjustment for foreign exchange fluctuation	333,066
Fair value of StarFIN Holdings Limited	$1,777,132
Fair value of consideration	(9,055,242)
Goodwill	$7,278,110
Goodwill impairment	(7,278,110)

Note 2 Pro Forma Adjustments

(1)	Elimination of inter-company balances between the Company and SFHL pursuant to a rental deposit paid by AsiaFIN Holdings Limited (HK), a subsidiary of the Company and a rental deposit received by Insite MY Innovations Sdn. Bhd., a subsidiary of SFHL, amounted $3,000, difference of $35 were caused by foreign exchange losses.
(2)	Elimination of inter-company balances and transaction between the Company and SFHL pursuant to a postage and courier expenses paid by OrangeFIN Academy Sdn. Bhd., a subsidiary of the SFHL on behalf of AsiaFIN Holdings Corp. (Labuan), a subsidiary of the Company, amounted $5.
(3)	The Company issued additional 8,232,038 shares of restricted common stock with par value $0.0001 at $1.10 per share for total consideration of $9,055,242. Details of transaction as following:

Shares of restricted common stock issued	8,232,038

Common stock recognition at par value of $0.0001 per share	$823
Elimination of subsidiary common stock upon consolidation	(10,000)
Pro-forma adjustment on common stock	$(9,177)

Additional paid in capital recognized at $1.0999 per share	$9,054,419
Elimination of subsidiary additional paid in capital upon consolidation	(2,538,271)
Pro-forma adjustment on additional paid in capital	$6,516,148

Goodwill impairment pursuant to purchase price allocation	$7,278,110
Elimination of subsidiary accumulated deficit upon consolidation	(771,139)
Realized of foreign exchange pursuant to note 1	35
Inter-company balances pursuant to note 2	5
Pro-forma adjustment on accumulated deficit	$6,507,011

(4)	Include realized foreign exchange loss pursuant to note 1 and postage and courier expenses pursuant to note 2.